EXHIBIT 23


                  POTOMAC ELECTRIC POWER COMPANY
            SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES



                Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Numbers 33-36798 and
33-53685) of Potomac Electric Power Company of our report dated
October 17, 1997, appearing on page 1 of this Form 11-K.





/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Washington, D.C.
December 10, 1997